UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2012

MMAX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301

 (Address of principal executive offices) (Zip Code)

1-800-991-4534

Registrant’s telephone number, including area code

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

On December 27, 2012, MMAX Media, Inc. (the “Company”) entered into an agreement to issue a secured convertible promissory note in the principal amount of $165,500 (the “Note”) to an accredited investor and affiliate of the Company.  The Note bears interest at an annual rate of 7% and is payable on or before 12 months from the date of issuance. The Note is secured by all of the assets of the Company and includes customary provisions concerning events of default.  In addition, the Note may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.005 per share, subject to adjustment.  The Company received $165,500 in gross proceeds from the issuance of the Note.  The Company used all of the proceeds from the Note to satisfy all issued and outstanding secured convertible notes in the aggregate principal amount of $155,000 issued by the Company from January 2012 through May 2012, along with outstanding and accrued interest on such notes of approximately $9,018.

A copy of the form of Note and security agreements are incorporated herein by reference and are filed as exhibits to this Form 8-K. The description of the transactions contemplated by the Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 above, the Company issued a Note to an accredited investor. The Note was issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Note contains a legend restricting transferability absent registration or applicable exemption.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

10.1	Form of Secured Convertible Promissory Note
10.2	Form of General Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMAX MEDIA, INC.

By:	/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
January 2, 2013